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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
DG FastChannel, Inc. f/k/a Digital Generation Systems, Inc.:

        We consent to the use of our report dated June 21, 2005, with respect to the statements of operations, divisional equity and cash flows of MEDIA DVX, INC., for each of the years ended December 31, 2004 and 2003, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Dallas, Texas
December 4, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM